Exhibit 99.1

McorpCX Acquires PersonaDrive Inc. to Simplify Persona Management for Customer Experience Leaders

San Francisco, CA, June 17, 2016 -- Customer experience solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) ("McorpCX" or the "Company"), a Customer Experience (CX) software and consulting leader, is pleased to announce the acquisition of PersonaDrive, Inc., a Bellevue, WA based creator of cloud-based productivity software.
Founded in 2015, PersonaDrive is a leading productivity platform for creating, managing, and sharing customer insights in the form of digital "personas" which help teams collaborate and communicate more effectively. McorpCX plans to integrate the acquired technologies and services into the Company's broader CX management platform.
"Personas are key to effective customer experience management. That's why McorpCX has leveraged them for over a decade," stated McorpCX president Michael Hinshaw. "The acquisition of PersonaDrive is expected to enable us to bring traditional segmentation models 'digitally to life', and offer persona management as part of an integrated SaaS platform to streamline the traditional, manual persona creation process."
"In my prior role as an executive at Microsoft, we regularly used personas to better understand customer needs, guiding software development," stated McorpCX vice president Stephen Shay. "However, the creation and management of these personas was resource intensive and time consuming, as the process was entirely manual. With the acquisition and integration of PersonaDrive, McorpCX is expected to make it faster and easier for customer-centric companies to understand and improve experiences for their customers."
Personas have been central to software and user experience development since their introduction in 1999. More recently, they have been adopted for customer experience management in large part because their value is measurable and significant. In a report titled "The ROI of Personas", Forrester Research Inc. found that a website redesigned with personas can provide a return on capital up to four times greater than one lacking personas.
"There is tremendous opportunity in customer experience management, and PersonaDrive is only part of the equation," said PersonaDrive CEO Jason Wise.  "We've been proud to see personas help teams move faster, communicate better, and get laser focused on what matters most to deliver better outcomes for their customers. We're really impressed with the vision and expertise the McorpCX team brings to the table, and are excited for future innovations."
Mr. Wise and PersonaDrive CTO Matthew Smith will join McorpCX in an advisory capacity to support the integration of the core platform, services, and customers into McorpCX's existing business and offerings.
According to McorpCX president Michael Hinshaw, "We believe the PersonaDrive acquisition fits perfectly into our strategy of creating the leading SaaS platform for customer experience management. By automating many of the high-value, high-effort and primarily manual methodologies that drive customer insights and CX management, McorpCX is expected to bring a compelling value proposition to its growing list of customer-focused clients."

About PersonaDrive
PersonaDrive is a pioneering developer of persona creation, management, and sharing tools since 2015.  Their cloud-based platform and proprietary persona methodology helps teams all over the world organize and centralize user research to create an actionable source of customer insights in the form of personas.  Personas are designed to reduce fragmentation and enable greater results for customer-centric Information Technology, Human Resources, Sales, Marketing, and Engineering teams at companies of all sizes.
Visit the Company online at https://www.personadrive.com.
About McorpCX
McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping®, our signature product and approach to quantifying customer experience, provides some of the world's leading companies with important insights concerning their customers by automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the-Customer" insights to improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.
Visit the Company online at http://www.mcorp.cx/ (information on our website is not part of this press release).
For more information, please contact:
General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655
Media:  Denise Marshall at +1-415-526-2655, Ext. 706
Investors: Chris Beltgens at +1-604-282-6372
Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of United States securities laws and applicable Canadian securities legislation. Forward-looking statements include statements relating to the Company's and PersonaDrive's businesses. Such statements involve assumptions relating to the Company's business, PersonaDrive's products and services, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services, the successful integration of PersonaDrive's business into the Company's operations, and the future pricing of the Company's products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company's products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company's expected synergies and other financial benefits from the acquisition of PersonaDrive might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected,  the Company's ability to complete any future required financing and the Company's dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.